UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Gladstone Land Corporation

(Exact name of registrant as specified in its charter)

Maryland	54-1892552
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.00% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 270901

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, of the 6.00% Series C Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share (the “Series C Preferred Stock”), of Gladstone Land Corporation, a Maryland corporation (the “Registrant”). The description of the Series C Preferred Stock is set forth under the caption “Description of Capital Stock—Series C Preferred Stock” in the Registrant’s the base prospectus, dated April 13, 2023 (the “Base Prospectus”), relating to a registration statement on Form S-3 (File No. 333-270901), that was filed with the U.S. Securities and Exchange Commission on March 28, 2023, as amended on April 11, 2023. The description of the Series C Preferred Stock set forth in the Base Prospectus shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-183965), filed November 2, 2012.

3.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 the Registration Statement on Form S-11 (File No. 333-183965), filed November 15, 2012.

3.3	Articles of Amendment of the Registrant, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35795), filed on July 12, 2017.

3.4	Articles Supplementary for 6.00% Series C Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35795), filed on February 20, 2020.

4.1	Form of Certificate for 6.00% Series C Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35795), filed on February 20, 2020.

10.1	Amended and Restated Dealer Manager Agreement, dated as of August 24, 2022, by and between Gladstone Land Corporation and Gladstone Securities, LLC, incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K (File No. 001-35795), filed on August 24, 2022.

10.2	Amended and Restated Subscription Escrow Agreement, dated as of May 31, 2018, by and among Gladstone Land Corporation, Gladstone Land Securities, LLC and UMB Bank, National Association, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-35795), filed May 31, 2018.

10.3	First Amendment to the Amended and Restated Escrow Agreement, dated as of February 20, 2020, by and between Gladstone Land Corporation and UMB Bank, National Association, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-35795), filed on February 20, 2020.

10.4	Second Amendment to the Amended and Restated Escrow Agreement, dated as of November 9, 2022, by and between Gladstone Land Corporation and UMB Bank, National Association, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-35795), filed on November 9, 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLADSTONE LAND CORPORATION

June 7, 2023	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer